EXHIBIT 99.1
LGI Homes, Inc. Reports First Quarter 2025 Results
THE WOODLANDS, Texas, April 29, 2025 (GLOBE NEWSWIRE) - LGI Homes, Inc. (NASDAQ: LGIH) today announced financial results for the three months ended March 31, 2025.
“During the quarter, we continued to see strong demand for new homes,” said Eric Lipar, Chairman and Chief Executive Officer of LGI Homes. “Affordability remained the biggest challenge for buyers, and rate volatility affected not only their ability to purchase a home, but also their confidence in moving forward with that decision. Given this challenging and uncertain backdrop, we were pleased with the solid results we delivered in the first quarter.
“In the first quarter, we delivered 996 homes at an average sales price of $352,831, resulting in total revenue of $351.4 million. Our first quarter financial results included a one-time, $8.6 million expense related to the completion of our forward commitment incentive program. Excluding this expense, our first quarter financial results reflected our commitment to the disciplined and long-term approach we have taken on pricing and incentives.
“We remain confident in our original full year 2025 guidance of closing between 6,200 and 7,000 homes in 160 to 170 active communities by year end, at an average sales price per home closed between $360,000 and $370,000.
“We continue to monitor tariffs and potential impacts that higher costs could have on margins. In March, we began receiving notices of price increases from some suppliers related to tariffs. With this in mind, we are proactively trimming our full year gross margin guidance by 150 basis points at the low end and 100 basis points at the high end to account for these additional costs and the potential for additional market volatility. As a result, we now expect gross margin to range between 21.7% and 23.2% and adjusted gross margin between 24.0% and 25.5%.”
Mr. Lipar concluded, “Despite the recent headwinds, we are confident in the long-term outlook for the housing market. The persistent shortage of entry level homes across the country represents a societal challenge that underscores the importance of affordable, new residential construction. Additionally, underlying demographic fundamentals will only amplify this need, laying the groundwork for a long runway of sustained demand for entry-level homes. These structural dynamics provide us with clarity and conviction as we continue to invest in our future growth.”
First Quarter 2025 Highlights
•Home sales revenues of $351.4 million
•Home closings of 996
•Average sales price per home closed of $352,831
•Gross margin as a percentage of home sales revenues of 21.0%
•Adjusted gross margin (Non-GAAP) as a percentage of home sales revenues of 23.6%
•Net income before income taxes of $5.7 million
•Net income of $4.0 million or $0.17 basic EPS and $0.17 diluted EPS
•Active selling communities at March 31, 2025 of 146
•Total owned and controlled lots at March 31, 2025 of 67,792
•Ending backlog of 1,040 homes valued at $406.2 million
Please see “Non-GAAP Measures” for a reconciliation of Adjusted Gross Margin (a non-GAAP measure) to Gross Margin, the most directly comparable GAAP measure.

Balance Sheet Highlights
•41,685 shares of common stock repurchased during the first quarter of 2025 for an aggregate amount of $3.1 million
•Total liquidity of $360.0 million at March 31, 2025, including cash and cash equivalents of $57.6 million and $302.4 million of availability under the Company’s revolving credit facility
•Net debt to capitalization of 43.4% at March 31, 2025
Full Year 2025 Outlook
Subject to the caveats in the Forward-Looking Statements section of this press release and the assumptions noted below, the Company is updating its gross margin and adjusted gross margin as a percentage of home sales revenues outlook for the full year 2025 and reiterating its other outlook items for the full year 2025. Currently, the Company expects for full year 2025:
•Home closings between 6,200 and 7,000
•Active selling communities at the end of 2025 between 160 and 170
•Average sales price per home closed between $360,000 and $370,000
•Gross margin as a percentage of home sales revenues between 21.7% and 23.2%
•Adjusted gross margin (Non-GAAP) as a percentage of home sales revenues between 24.0% and 25.5% with capitalized interest accounting for substantially all of the difference between gross margin and adjusted gross margin
•SG&A as a percentage of home sales revenues between 14.0% and 15.0%
•Effective tax rate of approximately 24.5%
This outlook assumes that general economic conditions, including input costs, materials, product and labor availability, interest rates and mortgage availability, in the remainder of 2025 are similar to those experienced to date in 2025 and that the average sales price per home closed, construction costs, availability of land and land development costs in the remainder of 2025 are consistent with the Company’s recent experience. In addition, this outlook assumes that governmental regulations relating to land development and home construction are similar to those currently in place and does not take into account any additional changes to U.S. trade policies, including the imposition of tariffs and duties on homebuilding products.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 12:30 p.m. Eastern Time on Tuesday, April 29, 2025 (the “Earnings Call”).
Participants may access the live webcast by visiting the Investor Relations section of the Company’s website at https://investor.lgihomes.com.
An archive of the Earnings Call webcast will be available for replay on the Company’s website for one year from the date of the Earnings Call.
About LGI Homes, Inc.
Headquartered in The Woodlands, Texas, LGI Homes, Inc. is a pioneer in the homebuilding industry, successfully applying an innovative and systematic approach to the design, construction and sale of homes across 36 markets in 21 states. As one of America’s fastest growing companies, LGI Homes has closed over 75,000 homes since its founding in 2003 and has delivered profitable financial results every year. Nationally recognized for its quality construction and exceptional customer service, LGI Homes was named to Newsweek’s list of the World’s Most Trustworthy Companies. LGI Homes’ commitment to excellence extends to its more than 1,000 employees, earning the Company numerous workplace awards at the local, state, and national level, including the Top Workplaces USA 2025 Award. For more information about LGI Homes and its unique operating model focused on making the dream of homeownership a reality for families across the nation, please visit the Company’s website at www.lgihomes.com.
Forward-Looking Statements
Any statements made in this press release or on the Earnings Call that are not statements of historical fact, including statements about the Company’s beliefs, outlook and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. Forward-looking statements include information concerning expected 2025 home closings, active selling communities, average sales price per home closed, gross margin as a percentage of home sales revenues, adjusted gross margin as a percentage of homes sales revenues, SG&A as a percentage of home sales revenues and effective tax rate, as well as market conditions and possible or assumed future results of operations, including descriptions of the Company’s business plan and strategies. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “will” or, in each case, their negative, or other variations or comparable terminology. For more information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements please refer to the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including the “Cautionary Statement about Forward-Looking Statements” subsection within the “Risk Factors” section, and subsequent filings by the Company with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” and “Cautionary Statement about Forward-Looking Statements” sections in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 when it is filed with the SEC. The Company bases these forward-looking statements or outlook on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. As you read and consider this press release or listen to the Earnings Call, you should understand that these statements are not guarantees of future performance or results. The forward-looking statements, including the Company’s full year 2025 outlook, are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or outlook. Although the Company believes that these forward-looking statements and outlook are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual results to differ materially from those expressed in the forward-looking statements and outlook. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statements, there should be no inference that it will make additional updates with respect to those or other forward-looking statements.

LGI HOMES, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	March 31,	December 31,
	2025	2024
ASSETS
Cash and cash equivalents	$57,600	$53,197
Accounts receivable	21,725	28,717
Real estate inventory	3,553,143	3,387,853
Pre-acquisition costs and deposits	32,035	36,049
Property and equipment, net	67,455	57,038
Other assets	136,529	174,391
Deferred tax assets, net	8,154	9,271
Goodwill	12,018	12,018
Total assets	$3,888,659	$3,758,534

LIABILITIES AND EQUITY
Accounts payable	$51,862	$33,271
Accrued expenses and other liabilities	169,674	207,317
Notes payable	1,624,597	1,480,718
Total liabilities	1,846,133	1,721,306

COMMITMENTS AND CONTINGENCIES
EQUITY
Common stock, par value $0.01, 250,000,000 shares authorized, 27,693,526 shares issued and 23,404,502 shares outstanding as of March 31, 2025 and 27,644,413 shares issued and 23,397,074 shares outstanding as of December 31, 2024	277	276
Additional paid-in capital	341,515	337,161
Retained earnings	2,089,781	2,085,787
Treasury stock, at cost, 4,289,024 shares as of March 31, 2025 and 4,247,339 shares as of December 31, 2024	(389,047)	(385,996)
Total equity	2,042,526	2,037,228
Total liabilities and equity	$3,888,659	$3,758,534

LGI HOMES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Home sales revenues	$351,420	$390,851

Cost of sales	277,707	299,450
Selling expenses	42,342	41,128
General and administrative	31,202	31,540
Operating income	169	18,733
Other income, net	(5,555)	(4,361)
Net income before income taxes	5,724	23,094
Income tax provision	1,730	6,041
Net income	$3,994	$17,053
Earnings per share:
Basic	$0.17	$0.72
Diluted	$0.17	$0.72

Weighted average shares outstanding:
Basic	23,396,470	23,578,576
Diluted	23,466,746	23,675,353

Non-GAAP Measures
In addition to the results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information in this press release relating to adjusted gross margin.
Adjusted Gross Margin
Adjusted gross margin is a non-GAAP financial measure used by management as a supplemental measure in evaluating operating performance. The Company defines adjusted gross margin as gross margin less capitalized interest and adjustments resulting from the application of purchase accounting included in the cost of sales. Management believes this information is useful because it isolates the impact that capitalized interest and purchase accounting adjustments have on gross margin. However, because adjusted gross margin information excludes capitalized interest and purchase accounting adjustments, which have real economic effects and could impact results, the utility of adjusted gross margin information as a measure of the Company’s operating performance may be limited. In addition, other companies may not calculate adjusted gross margin information in the same manner that the Company does. Accordingly, adjusted gross margin information should be considered only as a supplement to gross margin information as a measure of the Company’s performance.
The following table reconciles adjusted gross margin to gross margin, which is the GAAP financial measure that management believes to be most directly comparable (dollars in thousands, unaudited):

	Three Months Ended March 31,
	2025	2024
Home sales revenues	$351,420	$390,851
Cost of sales	277,707	299,450
Gross margin	73,713	91,401
Capitalized interest charged to cost of sales	8,267	6,601
Purchase accounting adjustments (1)	809	803
Adjusted gross margin	$82,789	$98,805
Gross margin % (2)	21.0%	23.4%
Adjusted gross margin % (2)	23.6%	25.3%
(1)Adjustments result from the application of purchase accounting for acquisitions and represent the amount of the fair value step-up adjustments included in cost of sales for real estate inventory sold after the acquisition dates.
(2)Calculated as a percentage of home sales revenues.

Home Sales Revenues, Home Closings, Average Sales Price Per Home Closed (ASP), Average Community Count, Average Monthly Absorption Rate and Closing Community Count by Reportable Segment
(Revenues in thousands, unaudited)

	Three Months Ended March 31, 2025					As of March 31, 2025
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$101,146	330	$306,503	51.0	2.2	50
Southeast	101,682	312	325,904	29.3	3.5	30
Northwest	34,237	65	526,723	16.7	1.3	16
West	66,956	159	421,107	25.7	2.1	25
Florida	47,399	130	364,608	25.3	1.7	25
Total	$351,420	996	$352,831	148.0	2.2	146

	Three Months Ended March 31, 2024					As of March 31, 2024
Reportable Segment	Revenues	Home Closings	ASP	Average Community Count	Average Monthly Absorption Rate	Community Count at End of Period
Central	$103,736	319	$325,191	41.7	2.5	43
Southeast	116,445	355	328,014	26.7	4.4	27
Northwest	36,067	62	581,726	12.0	1.7	14
West	73,079	179	408,263	17.0	3.5	17
Florida	61,524	168	366,214	19.3	2.9	19
Total	$390,851	1,083	$360,897	116.7	3.1	120

Owned and Controlled Lots
The table below shows (i) home closings by reportable segment for the three months ended March 31, 2025 and (ii) the Company’s owned or controlled lots by reportable segment as of March 31, 2025.

	Three Months Ended March 31, 2025	As of March 31, 2025
Reportable Segment	Home Closings	Owned (1)	Controlled	Total
Central	330	19,948	1,425	21,373
Southeast	312	14,097	4,173	18,270
Northwest	65	5,162	2,549	7,711
West	159	9,197	4,250	13,447
Florida	130	5,357	1,634	6,991
Total	996	53,761	14,031	67,792
(1)Of the 53,761 owned lots as of March 31, 2025, 37,064 were raw/under development lots and 16,697 were finished lots. Finished lots included 2,702 completed homes, including information centers, and 1,522 homes in progress.

Backlog Data
As of the dates set forth below, the Company’s net orders, cancellation rate and ending backlog homes and value were as follows (dollars in thousands, unaudited):

Backlog Data	Three Months Ended March 31,
	2025 (4)	2024 (5)
Net orders (1)	1,437	1,828
Cancellation rate (2)	16.3%	16.8%
Ending backlog – homes (3)	1,040	1,335
Ending backlog – value (3)	$406,166	$519,507
(1)Net orders are new (gross) orders for the purchase of homes during the period, less cancellations of existing purchase contracts during the period.
(2)Cancellation rate for a period is the total number of purchase contracts cancelled during the period divided by the total new (gross) orders for the purchase of homes during the period.

(3)Ending backlog consists of retail homes at the end of the period that are under a purchase contract that has been signed by homebuyers who have met preliminary financing criteria but have not yet closed and wholesale contracts with varying terms. Ending backlog is valued at the contract amount.
(4)As of March 31, 2025, the Company had 253 units related to bulk sales agreements associated with its wholesale business.
(5)As of March 31, 2024, the Company had 178 units related to bulk sales agreements associated with its wholesale business.

CONTACT:     Joshua D. Fattor
Executive Vice President, Investor Relations and Capital Markets
(281) 210-2586
investorrelations@lgihomes.com